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                                                                    Exhibit 99.1
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                                                        Contact: Jeanette Clonan
                                                                  (212) 338-5658



                   LORAL TO SELL $350,000,000 OF SENIOR NOTES
                             IN A RULE 144A OFFERING


NEW YORK - January 19, 1999 - Loral Space & Communications announced today that it has entered into an agreement to sell $350 million of 9 1/2% Senior Notes due 2006 in an offering exempt from registration.

Loral intends to apply the proceeds from the sale of the notes towards the purchase of $150,000,000 of the proposed Convertible Preferred Stock offering of Globalstar Telecommunications Limited, with the remaining proceeds to be used for general corporate purposes, including investment in Loral's core businesses and to pursue emerging satellite service opportunities worldwide.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of any offer to buy the securities.

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